Exhibit 99.1

TELA Bio Reports Preliminary Results for Fourth Quarter and Full Year 2020

MALVERN, Pa., January 14, 2021 (GLOBE NEWSWIRE) -- TELA Bio, Inc. ("TELA") (Nasdaq: TELA), a commercial-stage medical technology company focused on designing, developing and marketing a new category of tissue reinforcement materials to address unmet needs in soft tissue reconstruction, today reported preliminary unaudited financial results for the fourth quarter and full year ended December 31, 2020.

Preliminary Unaudited Fourth Quarter and Full Year Results:

•	Fourth quarter revenue is expected to be $5.5-5.7 million, representing 13-17% growth compared to revenue of $4.9 million in Q4 2019.
•	Full year 2020 revenue is expected to be $18.0-18.2 million, representing 17-18% growth compared to revenue of $15.4 million in 2019.
•	Cash and cash equivalents at December 31, 2020 is expected to be $74.4 million.

"Our revenue in the fourth quarter continued to be impacted by the COVID-19 pandemic, as we experienced slowdowns in procedural volumes in many geographies,” said Antony Koblish, President and CEO of TELA Bio. "While we expect the headwinds from COVID-19 to continue through at least the first half of 2021, we made significant progress in 2020 in strengthening our commercial business to position ourselves well for growth when these headwinds subside. We increased our number of active hospital accounts, gained traction executing against our existing GPO contracts, expanded our commercial footprint, and diversified our procedures by launching additional products in robotic hernia repair and plastic and reconstructive surgery. We enter 2021 committed to our mission of improving patient care and outcomes.”

The preliminary financial information presented in this press release is based on TELA Bio's current expectations and may be adjusted as a result of, among other things, the completion of customary annual audit procedures. TELA Bio will report fourth quarter and full year 2020 financial results in March 2021. The company’s actual results may differ from these preliminary results and such differences may be material.

About TELA Bio, Inc.

TELA Bio, Inc. is a commercial-stage medical technology company focused on designing, developing and marketing a new category of tissue reinforcement materials to address unmet needs in soft tissue reconstruction. TELA's products are designed to improve on shortcomings of existing biologics and minimize long-term exposure to permanent synthetic material. TELA's portfolio is supported by quality, data-driven science and extensive pre-clinical research that has consistently demonstrated advantages over other commercially available products.

Caution Regarding Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations are forward-looking statements and reflect the current beliefs of TELA's management. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors that could cause actual results and events to differ materially and adversely from those indicated by such forward-looking statements including, among others: changes resulting from our finalization of our financial statements for the year ended December 31, 2020, information or new changes in facts or circumstances that may occur prior to the filing of our Annual Report on Form 10-K for the year ended December 31, 2020 that are required to be included in such annual report, the impact to our business of the ongoing COVID-19 pandemic, including but not limited to any impact on our ability to market our products, demand for our products due to deferral of procedures using our products or disruption in our supply chain, our ability to achieve or sustain profitability, our ability to gain market acceptance for our products and to accurately forecast and meet customer demand, our ability to compete successfully, our ability to enhance our product offerings, development and manufacturing problems, capacity constraints or delays in production of our products, maintenance of coverage and adequate reimbursement for procedures using our products, product defects or failures. These and other risks and uncertainties are described more fully in the "Risk Factors" section and elsewhere in our filings with the Securities and Exchange Commission and available at www.sec.gov, including in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Any forward-looking statements that we make in this announcement speak only as of the date of this press release, and TELA assumes no obligation to updates to our forward-looking statements whether as a result of new information, future events or otherwise after the date of this press release, except as required under applicable law.

TELA Bio Contact

Stuart Henderson

Vice President, Corporate Development and Investor Relations
TELA Bio, Inc.
484-320-2930

Investor Contact

Greg Chodaczek

347-620-7010
ir@telabio.com